Exhibit 99.3

Instruction to Registered Holders and

DTC Participants

From Beneficial Owners of

12.50% Senior Secured Notes due 2018

of

POSTMEDIA NETWORK INC.

The undersigned hereby acknowledges receipt of the prospectus, dated                  , 2011, of Postmedia Network Inc., a corporation incorporated under the laws of Canada (“Postmedia”), and the letter of transmittal, that together constitute Postmedia’s offer to exchange up to US$275,000,000 aggregate principal amount of its new 12.50% Senior Secured Notes due 2018 (the “exchange notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding unregistered 12.50% Senior Secured Notes due 2018 (the “outstanding notes”). Outstanding notes may be tendered in a principal amount of US$2,000 and integral multiples of US$1,000 in excess thereof.

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offer with respect to the outstanding notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the prospectus and the letter of transmittal.

The aggregate face amount of the outstanding notes held by you for the account of the undersigned is (fill in amount):

US$                     of 12.50% Senior Secured Notes due 2018

With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER ALL of the outstanding notes held by you for the account of the undersigned.

☐	To TENDER the following outstanding notes held by you for the account of the undersigned (insert principal amount of outstanding notes to be tendered, if any):

US$                     of 12.50% Senior Secured Notes due 2018

☐ NOT to TENDER any outstanding notes held by you for the account of the undersigned.

If the undersigned instructs you to tender outstanding notes held by you for the account of the undersigned, it is understood that you are authorized:

•

to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties and agreements contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

•	the exchange notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the undersigned;

•	the undersigned is not engaging in and does not intend to engage in a distribution of the exchange notes;

•	the undersigned does not have an arrangement or understanding with any person to participate in the distribution of such exchange notes;

•	the undersigned is not an “affiliate” of Postmedia or the guarantors within the meaning of Rule 405 under the Securities Act;

•

if the undersigned is a resident of the State of California, it falls under the self-executing institutional investor exemption set forth under Section 25102(i) of the Corporate Securities Law of 1968 and Rules 260.102.10 and 260.105.14 of the California Blue Sky Regulations;

•

if the undersigned is a resident of the Commonwealth of Pennsylvania, it falls under the self-executing institutional investor exemption set forth under Sections 203(c), 102(d) and (k) of the Pennsylvania Securities Act of 1972, Section 102.111 of the Pennsylvania Blue Sky Regulations and an interpretive opinion dated November 16, 1985;

•

the undersigned acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, or is participating in the exchange offer for the purpose of distributing the exchange notes, must comply with the registration and delivery requirements of the Securities Act in connection with a secondary resale transaction of the exchange notes or interests therein acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the “SEC”) set forth in certain no-action letters;

•

the undersigned and each beneficial owner understands that a secondary resale transaction described in the previous bullet point and any resales of exchange notes or interests therein obtained by such holder in exchange for outstanding notes or interests therein originally acquired by such holder directly from Postmedia should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K or the SEC;

•

if the undersigned is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes, the undersigned is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act; and

•	the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations;

•	to agree, on behalf of the undersigned, as set forth in the letter of transmittal; and

•	to take such other action as necessary under the prospectus or the letter of transmittal to effect the valid tender of outstanding notes.

The undersigned acknowledges that if an executed copy of this letter of transmittal is returned, the entire principal amount of outstanding notes held for the undersigned’s account will be tendered unless otherwise specified above.

The undersigned hereby represents and warrants that the undersigned (1) owns the outstanding notes tendered and is entitled to tender such notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer the outstanding notes and to acquire exchange notes issuable upon the exchange of such tendered outstanding notes, and that, when the same are accepted for exchange, Postmedia will acquire good, marketable and unencumbered title to the tendered outstanding notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction or proxy of any kind.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

Date: